UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2016
Ingram Micro Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3351 Michelson Drive, Suite 100, Irvine, CA 92612 (Address of Principal Executive Offices and Zip Code)

(714) 566-1000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on June 8, 2016 (the “2016 Annual Meeting”), the shareholders of Ingram Micro Inc. (the “Company”) approved the following proposals, in each case consistent with the recommendation of the Board of Directors of the Company. For more information on the following proposals considered at the 2016 Annual Meeting, see the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2016 and the supplement to the proxy statement filed with the SEC on May 25, 2016, the relevant portions of which are incorporated herein by reference.

1.	The Company’s shareholders elected each of the ten nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Howard I. Atkins	110,646,392	12,482,304	73,287	7,484,766
David A. Barnes	121,977,633	1,152,151	72,199	7,484,766
Leslie Stone Heisz	119,626,295	3,497,327	78,361	7,484,766
John R. Ingram	109,554,941	13,570,575	76,467	7,484,766
Dale R. Laurance	121,618,788	1,509,846	73,349	7,484,766
Linda Fayne Levinson	109,088,892	14,035,297	77,794	7,484,766
Scott A. McGregor	108,661,423	14,463,175	77,385	7,484,766
Carol G. Mills	109,857,229	13,266,587	78,167	7,484,766
Alain Monié	121,767,355	1,362,799	71,829	7,484,766
Wade Oosterman	120,960,821	2,165,459	75,703	7,484,766

2.	The Company’s shareholders voted for advisory approval of the compensation of the Company’s named executive officers.

Number of Votes
For	101,377,979
Against	21,491,311
Abstain	332,693
Broker Non-Votes	7,484,766

3.	The Company’s shareholders voted to approve the second amendment to the Company’s 2011 Incentive Plan.

Number of Votes
For	112,145,140
Against	10,943,566
Abstain	113,277
Broker Non-Votes	7,484,766

4.	The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year:

Number of Votes
For	129,776,437
Against	841,487
Abstain	68,825
Broker Non-Votes	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
Date:	June 8, 2016	By:	/s/ Larry C. Boyd
			Name:	Larry C. Boyd
			Title:	Executive Vice President, Secretary and General Counsel